UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2025
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 960-1518
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Second Amended and Restated Installment Financing Services Agreement

On November 6, 2025, Affirm, Inc. (“Affirm”), a wholly owned subsidiary of Affirm Holdings, Inc. (the “Company”), entered into the Second Amended and Restated Installment Financing Services Agreement with Amazon.com Services LLC (“Amazon Services”) and Amazon Payments, Inc. (the “Restated Agreement”). On February 1, 2026 (the “Effective Date”), the Restated Agreement will supersede and replace the previously disclosed Amended and Restated Installment Financing Services Agreement, dated November 10, 2021 (the “Original Agreement”), as amended. The Original Agreement remains in effect until the Effective Date.

Pursuant to the terms of the Restated Agreement, Affirm will continue to make its closed-end installment loan products available to eligible consumers on Amazon.com, and through the Amazon Pay widget on certain third-party retailer online channels.

The Restated Agreement has an initial term of five years that commences on February 1, 2026 and extends through the end of January 2031. The Restated Agreement will automatically extend for successive one-year terms unless either party provides notice not to extend.

The foregoing includes only a brief description of the material terms of the Restated Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restated Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2025.

Second Amendment to Warrant

On November 2, 2025, in connection with the entry into the Restated Agreement, the Company and Amazon Services entered into a second amendment (the “Second Amendment”) to the amended and restated warrant (as amended, the “Warrant”) to purchase up to an aggregate of 15,000,000 shares of Class A common stock, $0.00001 par value per share (the “Warrant Shares”), of the Company. The Second Amendment (i) maintains the exercise price of $100.00 per share for Warrant Shares that vest based on the number of New Users Acquired (as defined in the Warrant) prior to February 1, 2026 and (ii) sets an exercise price of $63.06 per share for Warrant Shares that vest based on the number of New Users Acquired on or after February 1, 2026.

The foregoing includes only a brief description of the material terms of the Second Amendment and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2025.

Item 2.02. Results of Operations and Financial Condition.
On November 6, 2025, the Company issued a Shareholder Letter (the “Letter”) regarding its financial results for the first fiscal quarter ended September 30, 2025. A copy of the Letter is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.
The Letter attached hereto as Exhibit 99.1 includes certain non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are contained in the Letter and the financial tables attached thereto.
The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K with respect to the Second Amendment is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Shareholder Letter, dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Rob O'Hare
Name: Rob O'Hare
Title: Chief Financial Officer

Date: November 6, 2025
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